EXHIBIT 10.6
Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made.
Execution

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of 30 July, 2025, by and between Harley-Davidson Financial Services, Inc., a Delaware corporation (the “Company”), and KKR Morrow OpCo Aggregator LLC, a Delaware limited liability company (the “Investor,” and together with the Company, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stockholders Agreement (as defined below).
WHEREAS, the Company desires to issue and sell to Investor, and Investor desires to subscribe for and purchase for the cash consideration specified herein, that number of shares of Class A Common Stock, $0.001 par value per share, in the Company (“Common Stock”) set forth opposite Investor’s name on Exhibit A attached hereto (the “Securities”);
WHEREAS, it is contemplated that simultaneously with the consummation of the Closing (as defined below), the Company, the Investor and the other parties named therein will enter into the Purchase Agreements (as defined below); and
WHEREAS, it is contemplated that simultaneously with the consummation of the Closing, the Company, Investor and the other parties named therein will enter into that certain Stockholders Agreement of the Company (the “Stockholders Agreement”).
NOW, THEREFORE, in consideration of and subject to the mutual covenants, agreements, obligations, terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor, intending to be legally bound, hereby agree as follows:
Section 1.Purchase of the Securities
1.1Purchase of the Securities. Subject to the terms and conditions set forth herein, at the Closing the Company agrees to sell to Investor, and Investor agrees to purchase from the Company, the Securities set forth opposite Investor’s name on Exhibit A attached hereto free and clear of all Encumbrances (other than Encumbrances arising under any applicable securities law and the Stockholders Agreement). For purposes of this Agreement “Encumbrance” shall mean any charge, pledge, lien (statutory or other), option, security interest, mortgage, right of first refusal, or restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
1.2Closing. The sale of the Securities to Investor referred to in Section 1.1 (the “Closing”) shall take place as promptly as reasonably practical (but in no event later than the tenth (10th) Business Day) after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the sale of the Securities to Investor set forth in Section 7 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing) and shall take place at Latham & Watkins LLP, 330 N. Wabash Avenue, Suite 2800, Chicago, IL, or such other time and place that the Parties shall mutually agree. On the Closing, the Company shall issue the Securities to Investor free and clear of all Encumbrances (other than Encumbrances arising under federal or state securities law and the Stockholders Agreement). The date on which the Closing occurs is referred to herein as the “Closing Date”.
1.3Consideration. In consideration for the purchase of the Securities from the Company, Investor shall pay to the Company the amount set forth opposite Investor’s name on Exhibit A (such aggregate amount, the “Cash Consideration”). The Cash Consideration shall be payable by wire transfer of immediately available funds to an account specified by the Company in writing to Investor on or prior to the date hereof.
1.4Closing Deliveries. At the Closing, (a) Investor shall deliver to the Company, (i) a duly executed copy of the Stockholders Agreement; (ii) duly executed copies of the Forward Flow Purchase and Sale Agreement, the Back Book Purchase and Sale Agreement, the Canadian Back Book Purchase and Sale Agreement, the Canadian Forward Flow Purchase and Sale Agreement, the Servicing Agreement, and the Certificate Purchase Agreement (together, the “Purchase Agreements”); and (iii) any other agreements, instruments, certificates or other documents contemplated hereby or thereby (each document listed in the preceding clauses (i) through (iii), a “Transaction Document”, and collectively, the “Transaction Documents”), in each case, in respect of those Transaction Documents to which it is a party, duly and validly executed by Investor and (b) the Company shall deliver to Investor: (i) a duly executed copy of each Transaction Document in each case duly and validly executed by the Company and its Affiliates, (ii) reasonable and customary evidence of issuance of the Securities to Investor, and (iii) any other agreements, instruments, certificates or other documents contemplated hereby or thereby as conditions to Closing.
Section 2. Company Cash Dividends
2.1    Purchase Agreements Proceeds and Closing Date Dividend. Pursuant to the terms of the Purchase Agreements, the Investor or its affiliates shall pay an amount in cash by wire of immediately available funds to the Company. Immediately after the consummation of the transactions contemplated by the Purchase Agreements and before the Closing, the Company may make use of cash and cash equivalents of the Company to make a dividend of cash and the right to receive the Excess Cash Payment (if any) (the “Closing Date Dividend”) from the Company, provided that such Closing Date Dividend shall not cause the Company to have Available Liquidity less than or equal to such value required for (x) the ratio of book value of the Company’s liabilities to the book value of the Company’s equity to exceed [***] plus (y) any additional amounts required, in the reasonable judgment of the Company, required to operate the business of the Company (the “Minimum Available Liquidity”); provided, that to the extent such Closing Date Dividend would cause the Book Value of the Company to be less than $[***], the Closing Date Dividend shall be reduced on a dollar-for-dollar basis such that the Book Value of the Company equals (x) $[***], plus (y) such amount as the Company deems reasonably necessary to undertake the Liability Management Transactions that are not otherwise included in the determination of Book Value of the Company. “Liability Management Transactions” means a transaction or series of transactions whereby the Company will repay, repurchase, retire or otherwise reduce the indebtedness or other liabilities of the Company, including any expenses or out of pocket costs in connection therewith. “Available Liquidity” shall mean, as of such date, the sum of (i) all amounts available to be borrowed by the Company and its Subsidiaries under any of their respective credit facilities (including, but not limited to, revolver facilities and lines of credit) and (ii) all unrestricted cash and cash equivalents of the Company and its Subsidiaries.

The Closing Date Dividend shall only be made to the Person (as defined below) or Persons who hold Common Stock prior to the Closing and not to the Investor.
2.2    Excess Cash Payment. Following the earlier of (a) such time as the Company delivers written notice to Investor of completion of the Liability Management Transactions, or (b) March 31, 2026, the Company shall pay to Parent an amount of cash (the “Excess Cash Payment”) equal to the amount by which (i) the cash of the Company that would otherwise be available to pay a dividend in accordance with Section 3(h) of the Stockholders Agreement as of such time exceeds (ii) (A) the Target Closing Date Book Value plus (B) any retained earnings of the Company attributable to the period between the Closing Date and the end of the month prior to the declaration of the Excess Cash Payment (calculated without regard to any of the Liability Management Transactions and expenses related thereto).
2.3    No later than fifteen (15) Business Days following the Closing Date, the Company will deliver to Investor a pro forma estimated consolidated balance sheet of the Company and its Subsidiaries reflecting the transactions consummated on the Closing Date and the anticipated effects of the consummation of the Liability Management Transactions.
Section 3.    Investor Representations and Warranties
Investor hereby represents and warrants to the Company as of the date hereof as follows:
3.1    Existence. Investor is duly formed, validly existing, and in good standing under the laws of the state of Delaware. Investor has all requisite power and authority to own, license, and operate its properties, to carry on its business as now conducted and as proposed to be conducted.
3.2    Authority. Investor has all requisite power and authority, to execute, deliver and perform its obligations under this Agreement, the Stockholders Agreement, the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. Investor has duly executed and delivered the Transaction Documents to which it is a party, and each such Transaction Document constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, indemnity, contribution or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).
3.3    No Conflicts. Neither the execution, delivery or performance by Investor of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Investor with any of the terms and provisions hereof or thereof, (i) will contravene any provision of any applicable law, regulation or any order of or agreement with any government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof (each, a “Person”), including for the avoidance of doubt any banking or securities regulator, and including any self‑regulatory organizations (each, a “Governmental Authority”), (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement, contract or instrument to which the Investor is a party or by which any of the Investor’s assets or property are bound or the constitutional documents of the Investor or (iii) require the consent of or filing with any Governmental Authority, except for breaches, conflicts or violations which would not have a material adverse effect on the ability of (x) the Investor to perform its obligations (including the purchase of the Securities) under the Transaction Documents to which it is a party or (y) the Company and its Subsidiaries to continue to operate their respective businesses in the manner they are currently conducted (subject to those changes required by the Transaction Documents).
3.4    Investment Decision. Investor has:
(a)(i) sufficient knowledge, sophistication and experience in business and financial matters and similar investments so as to be capable of evaluating the merits and risks of purchasing and owning the Securities, including the risk that Investor could lose the entire value of the Securities, and has so evaluated the merits and risks of such purchase and (ii) had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Investor has considered necessary to make an informed investment decision;
(b)become familiar with the business, financial condition and operations of the Company, has been given access to and an opportunity to examine all such documents, materials and information concerning the Company as Investor deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, has carefully reviewed and understands these materials and has had answered to Investor’s full satisfaction any and all questions regarding such information;
(c)had the full opportunity, whether itself or through its professional advisors, to ask such questions, receive such answers and obtain such information as Investor and its professional advisors, if any, have deemed necessary to make an investment decision with respect to the Securities;
(d)made, and is relying solely upon, the representations and warranties provided by the Company in this Agreement and the Company’s Affiliates in the other Transaction Documents and such other independent investigation of the Company, its management and related matters as Investor deems to be necessary or advisable in connection with the purchase of the Securities and is aware of and able to bear the economic and financial risk of purchasing and owning the Securities (including the risk that the Investor could lose the entire value of the Securities);
(e)(i) not been offered the Securities by any means of general solicitation or general advertising, (ii) became aware of this offering of the Securities solely by means of direct contact between Investor and the Company, or their respective representatives or affiliates, and the Securities were offered to Investor solely by direct contact between Investor and the Company, or their respective representatives or affiliates, and (iii) not been offered the Securities in a manner involving a public offering under, or in a distribution in violation of, the Securities Act (as defined below), or any state securities laws; and
(f)(i) made its determination to invest in the Company independently and not in concert with any other investor or group of investors in the Company; (ii) no control, is not controlled by, and is not under common control with, any other investor in the Company; and (iii) not participated in, and is not otherwise participating in, concerted action with any other investor or group of investors in the Company.

3.5    Investor. Investor is:
(a)an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; and
(b)purchasing the Securities for Investor’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof and will not sell, assign, transfer or otherwise dispose of any of the Securities or any interest therein, in violation of the Securities Act or any applicable state securities law.
(c)Investor represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company or any other Person acting on behalf of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the other transaction documents that are described in the offering documents shall not be considered investment advice or a recommendation to purchase the Securities.
3.6    No Reliance. The undersigned confirms that neither the Company nor any other Person has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation, express or implied, to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company or any other Person and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.
3.7    Regulatory Matters. Investor is not (i) a Person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a Person prohibited by any sanctions program by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non‑U.S. shell bank or providing banking services indirectly to a non‑U.S. shell bank. Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Investor is permitted to do so under applicable law. Investor represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against Sanctions, including the OFAC List. Investor further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Investor and used to purchase the Securities were legally derived. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.
3.8    No Brokers. No broker or finder engaged by or on behalf of Investor is entitled to any brokerage or finder’s fee or commission solely in connection with the Investor’s purchase of the Securities.
3.9    No Other Representations. Other than the representations and warranties of the Company set forth in Section 5 and in all other Transaction Documents, neither the Company nor any other Person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Investor by or on behalf of the Company or related to the transactions contemplated hereby and nothing contained in any documents provided or statements made by or on behalf of the Company to the Investor is, or shall be relied upon as, a promise or representation by the Company or any other Person that any such information is accurate or complete. Investor acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.
Section 4.     Acknowledgements and Agreements of Investor
Investor acknowledges and agrees as follows:
4.1    No Market. No market for the resale of any of the Securities currently exists and no such market may ever exist. Accordingly, the Investor must bear the economic and financial risk of an investment in the Securities for an indefinite period of time.
4.2    Securities Matters. The Securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and the offer and sale of the Securities are being made in reliance on one or more exemptions for private offerings under Section 4(a)(2) of the Securities Act and applicable securities laws. Accordingly, no Transfer of any of the Securities is permitted unless such Transfer is registered under the Securities Act and other applicable securities laws or an exemption from such registration is available.
4.3    Transfer Restrictions. The Securities are subject to the restrictions on Transfer. Accordingly, no Transfer of any of the Securities is permitted unless such Transfer complies with the applicable provisions of the Stockholders Agreement. In addition, any certificate representing the Securities will bear restrictive legends in the form set forth in the Stockholders Agreement.
Section 5.    Company Representations and Warranties
The Company hereby represents and warrants as of the date hereof as follows:
5.1    Existence. The Company is duly formed, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite power and authority to own, license and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has provided to Investor complete and accurate copies of the governing documents of the Company and each of its Subsidiaries (together, the

“Company Group”) that will be effective immediately prior to the Closing and to the extent there are any amendments as a result of the Closing, immediately after the Closing.
5.2    Authority. The Company has all requisite power and authority, to execute, deliver and perform its obligations under this Agreement, the Stockholders Agreement, the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including the issuance of Securities hereunder. The Company has duly executed and delivered the Transaction Documents to which it is a party, and each such Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, indemnity, contribution or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).
5.3    No Conflicts. Neither the execution, delivery or performance by the Company of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms and provisions hereof or thereof, (i) will contravene any provision of any applicable law, regulation or any order of or agreement with any Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement, contract or instrument to which the Company or any of its Affiliate is a party or by which any or property of the Company or any of its Affiliates are bound or the constitutional documents of the Company or any of its Affiliates, (iii) require the consent of or filing with any Governmental Authority, or (iv) will result in an event of default under any document or the acceleration of the payment of any indebtedness to which any member of the Company Group is subject, except, in each case, for breaches, conflicts or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents to which it is a party.
5.4    Ownership; Subsidiaries; Securities Laws.
(a)The Securities, when issued, sold and delivered in accordance with the terms of this Agreement have been and will be duly and validly issued, fully paid and non-assessable; free and clear of all Encumbrances (other than Encumbrances arising under any applicable securities law and the Stockholders Agreement); and, assuming the accuracy of the Investor’s representations in this Agreement at the time of such issuance, issued in compliance with all applicable federal and state securities laws and are exempt from registration under any securities act and the regulations promulgated thereunder and from registration under applicable state securities or blue sky laws. Issuance of the Securities is not subject to preemptive or any similar rights of the Company or others. All of the Company’s outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any applicable provisions of governing documents of the Company. None of the Company’s outstanding Equity Interests has been issued in violation of any applicable securities laws. There are no Equity Interests of the Company convertible into or exchangeable for Equity Interests of the Company outstanding and no options, purchase rights, subscription rights, conversion rights, calls, puts, rights of first refusal, equity appreciation rights, phantom equity rights, equity based compensation or other rights linked to, and no obligations of the

Company to issue, purchase, redeem, exchange or otherwise acquire any Equity Interests or interests convertible into or exchangeable for Equity Interests of the Company outstanding. The Company does not directly or indirectly own any Equity Interests or similar interests in, or any interests convertible into or exchangeable or exercisable for, at any time, any Equity Interests or similar interest in, any Person other than any Subsidiary of the Company. “Equity Interests” shall mean, with respect to a Person, capital stock, partnership or membership interests, units, profits interests or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of, the issuing entity or a right to control or participate in the management of such entity.
(b)All Subsidiaries of the Company are, directly or indirectly, wholly-owned by the Company. The Equity Interests of each Subsidiary of the Company have been and will be duly and validly issued, fully paid and non-assessable; free and clear of all Encumbrances (other than Encumbrances arising under any applicable securities law and the Stockholders Agreement); and are issued in compliance with all applicable federal and state securities laws and are exempt from registration under any securities act and the regulations promulgated thereunder and from registration under applicable state securities or blue sky laws. All of the Equity Interests in each Subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any applicable provisions of governing documents of the applicable Subsidiary. None of the Subsidiaries’ outstanding Equity Interests has been issued in violation of any applicable securities laws. There are no Equity Interests of any Subsidiary convertible into or exchangeable for Equity Interests outstanding and no options, purchase rights, subscription rights, conversion rights, calls, puts, rights of first refusal, equity appreciation rights, phantom equity rights, equity based compensation or other rights linked to, and no obligations of any Subsidiary to issue, purchase, redeem, exchange or otherwise acquire any Equity Interests or interests convertible into or exchangeable for Equity Interests of any Subsidiary outstanding.
(c)Immediately after the Closing, the Investor will hold 4.9% of the Common Stock of the Company, on a fully diluted basis.
5.5    Compliance with Laws. The Securities have been duly authorized, and, upon Closing, will be validly issued, fully paid and non‑assessable and will be issued in compliance with all applicable federal and state securities laws. During the three (3) year period prior to the date of this Agreement, the members of the Company Group have been in compliance in all material respects with all Laws. During the three (3) year period prior to the date of this Agreement, no member of the Company Group has been charged with and, to the knowledge of the Company, is not now under investigation by any Governmental Authority with respect to, a material violation of any Law. No member of the Company Group has received any communication during the past three (3) years from a Governmental Authority that alleges that any member of the Company Group is not in compliance with any Law in any material respect.
5.3    Solvency. As of the Closing and immediately after the payment of the Closing Date Dividend, the Company will be Solvent and will have Available Liquidity greater than or equal to $[***]. For purposes of this Agreement “Solvent” means as of the date of determination: (a) the fair value of assets of such Person exceeds the sum of its debts and other liabilities, including contingent liabilities; (b) the present saleable value of the assets of such Person is greater than the amount required to pay its probable liabilities as they become absolute and matured; (c) such Person is able to pay its debts and liabilities (including contingent liabilities) as they become due in the ordinary course of business, and (d) such Person will have adequate liquidity to carry on its business as currently conducted and as proposed to be conducted following the Closing. For purposes of the definition of “Solvent”, “fair value” and “present fair saleable value” will be determined in accordance with applicable federal and state laws governing determinations of insolvency, and the amount of contingent liabilities at any time will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is reasonably expected to become an actual or matured liability in the Company’s ordinary course of business provided that, all estimations and calculations shall be made in accordance with the generally accepted accounting principles in the United Sates as in effect from time to time (“GAAP”), consistency applied.
5.7    Co-Investment Participation. The terms in this Agreement are, in the aggregate, substantially similar to and no less favorable than the terms agreed with any other Person entering into an agreement to acquire Securities in the Company on or around the date of the Closing.
5.8    Regulatory Matters. The Company maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Company maintains policies and procedures reasonably designed for the screening of its investors against Sanctions, including the OFAC List. The Company maintains policies and procedures reasonably designed to ensure that the funds held by the Company were legally derived.
5.10 No Brokers. Except for Barclays Capital Inc., no broker or finder is entitled to any brokerage or finder’s fee or commission in connection with the sale of the Securities to Investor. Any broker or finder fees payable to Barclays Capital Inc. are the sole liability of the Company, and Investor shall have no liability or expense for any amounts payable to Barclays Capital Inc.
5.11    No Other Representations. The Company acknowledges that no representations or warranties, express or implied, are made by Investor in connection with the purchase and sale of the Securities under this Agreement, except as expressly set forth herein.
Section 6.    Covenants
6.1    Interim Operations of the Company. From the date hereof through the Closing, except: (a) as otherwise contemplated by this Agreement; (b) as may be consented to by Investor in writing (which consent shall not be unreasonably withheld, delayed or conditioned); or (c) required by any applicable law or any order of any Governmental Authority, the Company shall use commercially reasonable efforts to (i) conduct its business in the ordinary course in all material respects and (ii) maintain the value of its business as a going concern and its relationships with its current customers, suppliers, vendors, employees, agents and other Persons having material business relationships with the Company and preserve its goodwill with such customers, suppliers, vendors, employees, agents and other Persons.
6.2    Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all commercially reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in Section 7 to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations (including the expiration or early termination of any applicable waiting period) from Governmental Authorities and making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities) and taking all lawful steps that may be reasonably necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Authority; (iii) obtaining all necessary consents, approvals or waivers from, and giving all necessary notices to, third parties; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.
6.3    Notices. Each Party will give prompt notice to the other of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (ii) any notice or other communication from any Governmental Authority in connection with transactions contemplated by this Agreement.
6.4    Investor Actions. Investor agrees that at no time shall Investor “act in concert” (as defined in 12 CFR 303.81) with any other investor or group of investors in connection with its investment in the Company. Investor acknowledges that an investor in the Company (or group of investors in the Company acting in concert) that (i) directly or indirectly owns, controls or holds with the power to vote five percent (5%) or more of any class of voting securities of the Company or Eaglemark Savings Bank (the “Bank”), (ii) directly or indirectly owns, or controls one-third (1/3) or more of the total equity of the Company or the Bank, or (iii) is otherwise presumed or deemed to “control” the Company or the Bank under applicable federal and state banking laws (including but not limited to the Change of Bank Control Act), may be subject to important bank regulatory requirements, such as providing prior regulatory notice or obtaining prior regulatory approval for certain actions.
Section 7.    Closing Conditions
7.1    General Conditions to Obligations to Consummate Transactions. The obligations of the Company and Investor to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived, in a writing, signed by Company and Investor (to the extent permitted by law):
(a)    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, regulation, order or agreement that is in effect and that has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of the transactions contemplated herein.
7.2    Additional Conditions to Obligations of Company. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:
(a)    Each representation and warranty of Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as if made on the Closing (except for those representations and warranties that are made as of a specific date, which shall be true and correct in all material respects as of such date);
(b)    Investor shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and
(c)    Investor shall have delivered all documents required to be delivered by Investor pursuant to this Agreement with respect to the Closing by Section 1.4(a) and the transactions contemplated pursuant to the Purchase Agreements shall have closed in accordance with their terms.
7.3    Additional Conditions to Obligations of Investor. The obligation of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Investor:
(a)    Each representation and warranty of Company contained in Sections 5.1 (Existence), 5.2 (Authority), 5.4(a) and (c) (Ownership), 5.7 (Co-Investment Participation) and 5.10 (No Brokers) of this Agreement shall be true and correct in all respects (other than de minimis inaccuracies) on and as of the Closing with the same force and effect as if made on the Closing (except for those representations and warranties that are made as of a specific date, which shall be true and correct in all respects as of such date), and each other representation and warranty of Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as if made on the Closing (except for those representations and warranties that are made as of a specific date, which shall be true and correct in all material respects as of such date);
(b)    Company shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and
(c)    Company shall have delivered all documents required to be delivered by Company pursuant to this Agreement with respect to the Closing by Section 1.4(b) and the transactions contemplated pursuant to the Purchase Agreements shall have closed in accordance with their terms.
Section 8.    Termination
8.1    Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:
(a)    by mutual written consent of the Parties;
(b)    by either Party if any Transaction Document to which such Party is a party that is executed prior to the date hereof does not remain in full force and effect between the date that such Transaction Document is executed and the Closing;
(c)    by Investor, if any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct such that the condition to Closing set forth in Section 7.3(a) would not be satisfied, or the Company is in breach of its covenants or agreements contained herein such that the condition to Closing set forth in Section 7.3(b) would not be satisfied, and the breach or breaches causing such representations or warranties not to be so true and correct, or breach of such covenants or agreements, as applicable, is not cured within thirty (30) days after written notice thereof is delivered to Company by Investor;
(d)    by Company, if any of the representations and warranties of the Investor set forth in this Agreement shall not be true and correct such that the condition to Closing set forth in Section 7.2(a) would not be satisfied, or the Investor is in breach of its covenants or agreements contained herein such that the condition to Closing set forth in Section 7.2(b) would not be satisfied, and the breach or breaches causing such representations or warranties not to be so true and correct, or breach of such covenants or agreements, as applicable, is not cured within thirty (30) days after written notice thereof is delivered to Investor by Company; or
(e)    by either Party, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, regulation, order or agreement that is in effect and that has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of the transactions contemplated herein and such law, regulation, order or agreement shall have become final and non‑appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(e) shall have used commercially reasonable efforts to remove such order or agreement and shall have complied in all respects and taken all actions required by Section 6.2 hereof.
8.2    Conditions to Termination. Company or Investor may terminate this Agreement only by providing notice of such termination to the other Party stating the provision of Section 8.1 pursuant to which such Party is entitled to terminate this Agreement and the basis therefor; provided, that no Party may terminate this Agreement if such Party is in breach of this Agreement at the time of the contemplated termination. Except as set forth in this Section 8, this Agreement may not be terminated by any Party.
8.3    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of Company or Investor or their respective officers, directors, affiliates or equityholders) with the exception of (a) the provisions of this Section 8.3 and Section 9, and (b) any liability of any Party for any willful breach of this Agreement prior to such termination.
Section 9. Miscellaneous
9.1    Entire Agreement; Amendment. This Agreement and the other Transaction Documents, and the Confidentiality Agreement entered into between KKR Credit Advisors (US) LLC and Harley-Davidson, Inc. dated February 3, 2025, contain the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto. This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of the Company and Investor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any amendment by any Party or Parties effected in a manner which does not comply with this Section 9.1 shall be void.
9.2    Confidentiality. Section 15(c) of the Stockholders Agreement is incorporated to this Agreement, mutatis mutandis.
9.3    Press Release. No press releases or public disclosure, whether written or oral, of, or with respect to, the transactions contemplated by this Agreement or the Transaction Documents, shall be made by a party to this Agreement or any representative thereof without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, provided, that any Party hereto: (a) may issue any such press release or make such public announcement or disclosure that it believes in good faith it is required to make under applicable law (including as required or advisable by any securities exchange, the Securities Act or the Exchange Act), (b) may respond to any requests for information or inquiries from any Governmental Authority, (c) may provide any Person with previously mutually agreed upon public communications, and (d) may discuss this Agreement or the transactions contemplated by this Agreement or the Transaction Documents with debt and equity financing sources (provided that such debt and financing sources are subject to customary binding confidentiality obligations with respect to any information provided with respect to the Agreement or the Transaction Documents). Each of the Parties shall have the opportunity to review and comment on any press release or public disclosure of, or with respect to, the transactions contemplated by this Agreement or the Transaction Documents, made by the other Party, and such other Party shall reasonably consider any such comments.
9.4    Assignability. Investor may not assign, transfer or encumber this Agreement, or any right, remedy, obligation or liability hereunder, in whole or in part, voluntarily or by operation of law (including by virtue of a merger or similar transaction) without the prior written consent of the Company. Any attempted assignment, transfer or encumbrance without such consent shall be void and without effect; provided that, notwithstanding the foregoing, Investor may assign all or any portion of its rights and obligation under this Agreement to a Permitted Transferee in accordance with the terms of the Stockholders Agreement.
9.5    Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, legal representatives, permitted successors and assigns.
9.6    Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed, or delivered to each Party as follows (or at such other postal address or email address as such Party shall have furnished to each other Party):

(a)if to the Investor:
KKR Morrow OpCo Aggregator LLC
[***]

with a copy (which shall not constitute notice) to:
[***]

(b)if to the Company:
Harley-Davidson Financial Services, Inc.
[***]
with a copy (which shall not constitute notice) to:
[***]

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by email (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with an overnight courier service of recognized standing or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.
9.7    GOVERNING LAW; JURISDICTION; WAIVER. THIS AGREEMENT, INCLUDING ITS EXISTENCE, VALIDITY, CONSTRUCTION AND OPERATING EFFECT, AND THE RIGHTS OF EACH OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall be brought in any state or federal court sitting in the State of Delaware, and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.
9.8    Fees and Expenses. Except to the extent otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses.
9.9    No Third‑Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended or will be construed to give any Person other than the Parties or their respective administrators, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
9.10    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the Parties. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
9.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
9.11    Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Subscription Agreement as of the date first set forth above.

COMPANY:

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By: /s/David Viney
Name: David Viney
Title: Vice President and Treasurer

INVESTOR:

KKR MORROW OPCO AGGREGATOR LLC

By: /s/Steve Sun
Name: Steve Sun
Title: President

Exhibit A

Investor	Class A Common Stock	Cash Consideration
KKR Morrow OpCo Aggregator LLC	4.90%	[***]